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                                                                 EXHIBIT 10.8(d)

                       1995 DIRECTORS STOCK INCENTIVE PLAN
                                       OF
                       UNION PACIFIC RESOURCES GROUP INC.
                                AND SUBSIDIARIES

                                 THIRD AMENDMENT

The following represents the THIRD AMENDMENT to the above-referenced Plan, following its amendment and restatement effective July 14, 1998, made by the Board at its April 2, 2000 meeting:

         1. Section 5(f)(i) is amended by adding, in the parenthetical in the first sentence thereof, the words "or is required to resign because of a change of control and is not elected or appointed to serve as a director of the surviving company," immediately following the words "retirement policy for Directors,".

         2. The foregoing amendement is effective April 2, 2000.

         3. Except as amended herein, all other terms and provisions shall remain in full force and effect.